Exhibit 99.01

Valero Energy Reports First Quarter 2015

•	First quarter 2015 earnings per share of $1.87, a 21 percent increase versus first quarter 2014 and a record high first quarter for the company

•	Delivering growth of Valero Energy Partners LP (“VLP”) with the completion of a $671 million drop-down transaction in March

•	Returned $531 million in cash to stockholders through dividends and stock buybacks in the first quarter of 2015

SAN ANTONIO, April 28, 2015 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income from continuing operations attributable to Valero stockholders of $964 million, or $1.87 per share, in the first quarter of 2015 compared to $829 million, or $1.54 per share, in the first quarter of 2014. The results were a record first quarter for the company.

“Our team’s solid performance and favorable margins helped us deliver impressive results during a heavy planned-maintenance period in the first quarter,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Valero’s financial position is strong, and we are clearly executing our strategy, which includes investing to optimize our operations, growing VLP and returning cash to stockholders.”

Refining
The refining segment reported first quarter 2015 operating income of $1.6 billion versus $1.3 billion in the first quarter of 2014. The $361 million increase in operating income primarily resulted from the $1.49 increase in throughput margin per barrel from $10.90 in the first quarter of 2014 to $12.39 in the first quarter of 2015. The increase in throughput margin per barrel was mainly driven by stronger gasoline and secondary product margins per barrel relative to Brent crude oil and lower natural gas costs. These positive drivers were partially offset by lower discounts per barrel for most sweet and sour crude oils relative to Brent crude oil.

First quarter 2015 refining throughput volumes averaged 2.7 million barrels per day, an increase of 9,000 barrels per day from the first quarter of 2014. Valero’s refineries operated at 92 percent throughput capacity utilization in the first quarter of 2015.

“We continue to pursue operations excellence, which is the foundation for safe, reliable, and profitable operations,” Gorder said. “In the first quarter of 2015, we safely completed almost double the amount of planned turnaround work compared to first quarter of 2014. With the majority of our refineries having completed their planned maintenance for 2015, we expect the bulk of our refining system to be ready and available to capture market opportunities.”

Ethanol
The ethanol segment reported first quarter 2015 operating income of $12 million versus $243 million in the first quarter of 2014. The $231 million decrease in operating income was mainly due to lower gross margin per gallon driven by a decline in gasoline and ethanol prices, which more than offset a decline in corn prices. Average quarterly ethanol production volumes were 3.8 million gallons per day in the first quarter of 2015, an increase of 681,000 gallons per day versus the first quarter of 2014. The increase in production was due to less weather-related rail disruptions in the first quarter of 2015 compared to 2014 combined with incremental production volumes from the new Mount Vernon plant.

Corporate and Other
General and administrative expenses were $147 million in the first quarter of 2015 versus $160 million in the first quarter of 2014. The effective tax rate was 31.7 percent in the first quarter of 2015.

Stockholder Distributions and Capital Allocation
Valero returned a total of $531 million in cash to stockholders in the first quarter of 2015, of which $206 million was paid in dividends and $325 million was used to purchase 5.4 million shares of Valero common stock. Year to date, Valero has purchased 7.1 million shares of its common stock for $429 million.

In the first quarter of 2015, capital spending was $698 million, of which $240 million was for turnarounds and catalyst.

“We continue to focus on returning cash to stockholders and optimizing our business through our capital investments,” Gorder said. “We are on track to achieve our goal of exceeding 2014’s total payout ratio, and we are operating within our $2.65 billion capital budget.”

The company defines total payout ratio as the sum of dividends plus stock buybacks divided by net income from continuing operations attributable to Valero stockholders.

The company issued $1.45 billion of debt, of which $1.25 billion was issued by Valero for general corporate purposes, and $200 million was issued by VLP to fund the March drop-down transaction. Valero also repaid $400 million of debt during the first quarter of 2015.

Liquidity and Financial Position
Valero ended the first quarter of 2015 with $7.4 billion in total debt and $4.9 billion of cash and temporary cash investments, of which $28 million was held by VLP. Valero’s debt to capital ratio, net of $2 billion in cash, was 20.3 percent.

Strategic Update
As part of its strategy to grow VLP and unlock value, Valero executed its second drop-down transaction to VLP on March 1 for $671 million consisting of the Houston and St. Charles Terminal Services Business. Valero is on track to complete its goal of $1 billion of drop-down transactions in 2015.

Valero continued to advance its refining and logistics capital investments, which are designed to increase its ability to access and process more North American crude oil. The construction of the two crude topping units at the Corpus Christi and Houston refineries is progressing as planned. When complete, these units are expected to reduce feedstock costs at both of these refineries.

In April, Valero completed its 25,000 barrels-per-day dock and tank expansion project at its Corpus Christi refinery. This increases the total capacity of the crude oil loading facility to 50,000 barrels per day and improves Valero’s ability to optimize logistically bottlenecked crude oil across its system.

Valero expects 2015 capital spending, including turnarounds and catalyst, to be $2.65 billion, as previously guided. This estimate includes $1.5 billion for stay-in-business capital and $1.15 billion for growth investment, and excludes $150 million for a St. Charles methanol project that remains under evaluation. Valero expects the majority of growth investments in 2015 will be for light crude oil processing and logistics. Valero believes that most of the logistics investments will be eligible for future drop-down transactions to VLP.

Conference Call
Valero’s senior management will hold a conference call at 11 a.m. ET today to discuss this earnings release and to provide an update on company operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,000 people, and assets include 15 petroleum refineries with a combined throughput capacity of approximately 2.9 million barrels per day, 11 ethanol plants with a combined production capacity of 1.3 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,400 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Executive Director - Investor Relations, 210-345-3077
Karen Ngo, Manager - Investor Relations, 210-345-4574

Media:
Bill Day, Vice President - Communications, 210-345-2928

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Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-

looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Statement of Income Data (a):
Operating revenues	$21,330	$33,663
Costs and expenses:
Cost of sales	18,163	30,630
Operating expenses:
Refining	964	972
Ethanol	120	129
General and administrative expenses	147	160
Depreciation and amortization expense	441	421
Total costs and expenses	19,835	32,312
Operating income	1,495	1,351
Other income, net	24	15
Interest and debt expense, net of capitalized interest	(101)	(100)
Income from continuing operations before income tax expense	1,418	1,266
Income tax expense	450	429
Income from continuing operations	968	837
Loss from discontinued operations (a)	—	(1)
Net income	968	836
Less: Net income attributable to noncontrolling interests (b)	4	8
Net income attributable to Valero Energy Corporation stockholders	$964	$828
Net income attributable to Valero Energy Corporation stockholders:
Continuing operations	$964	$829
Discontinued operations	—	(1)
Total	$964	$828
Earnings per common share:
Continuing operations	$1.87	$1.55
Discontinued operations	—	—
Total	$1.87	$1.55
Weighted-average common shares outstanding (in millions)	513	531
Earnings per common share – assuming dilution:
Continuing operations	$1.87	$1.54
Discontinued operations	—	—
Total	$1.87	$1.54
Weighted-average common shares outstanding - assuming dilution (in millions)	516	536

Dividends per common share	$0.40	$0.25

See Notes to Earnings Release on Table Page 6.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating income by business segment:
Refining (a)	$1,641	$1,280
Ethanol	12	243
Corporate	(158)	(172)
Total	$1,495	$1,351
Depreciation and amortization expense by business segment:
Refining	$417	$397
Ethanol	13	12
Corporate	11	12
Total	$441	$421
Operating highlights:
Refining (a):
Throughput margin per barrel	$12.39	$10.90
Operating costs per barrel:
Operating expenses	3.95	3.99
Depreciation and amortization expense	1.71	1.64
Total operating costs per barrel	5.66	5.63
Operating income per barrel	$6.73	$5.27
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude oil	430	478
Medium/light sour crude oil	377	510
Sweet crude oil	1,145	1,063
Residuals	257	203
Other feedstocks	176	128
Total feedstocks	2,385	2,382
Blendstocks and other	325	319
Total throughput volumes	2,710	2,701
Yields (thousand barrels per day):
Gasolines and blendstocks	1,316	1,296
Distillates	1,027	1,024
Other products (c)	406	415
Total yields	2,749	2,735

See Notes to Earnings Release on Table Page 6.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Refining operating highlights by region (d):
U.S. Gulf Coast (a):
Operating income	$872	$883
Throughput volumes (thousand barrels per day)	1,527	1,584
Throughput margin per barrel	$11.98	$11.47
Operating costs per barrel:
Operating expenses	3.83	3.61
Depreciation and amortization expense	1.81	1.67
Total operating costs per barrel	5.64	5.28
Operating income per barrel	$6.34	$6.19
U.S. Mid-Continent:
Operating income	$317	$230
Throughput volumes (thousand barrels per day)	432	398
Throughput margin per barrel	$13.82	$12.60
Operating costs per barrel:
Operating expenses	3.96	4.45
Depreciation and amortization expense	1.70	1.73
Total operating costs per barrel	5.66	6.18
Operating income per barrel	$8.16	$6.42
North Atlantic:
Operating income	$370	$198
Throughput volumes (thousand barrels per day)	495	470
Throughput margin per barrel	$12.45	$9.47
Operating costs per barrel:
Operating expenses	2.98	3.71
Depreciation and amortization expense	1.17	1.07
Total operating costs per barrel	4.15	4.78
Operating income per barrel	$8.30	$4.69
U.S. West Coast:
Operating income (loss)	$82	$(31)
Throughput volumes (thousand barrels per day)	256	249
Throughput margin per barrel	$12.33	$7.24
Operating costs per barrel:
Operating expenses	6.57	6.34
Depreciation and amortization expense	2.18	2.29
Total operating costs per barrel	8.75	8.63
Operating income (loss) per barrel	$3.58	$(1.39)

See Notes to Earnings Release on Table Page 6.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$55.13	$107.90
Brent less West Texas Intermediate (WTI) crude oil	6.57	9.18
Brent less Alaska North Slope (ANS) crude oil	1.44	2.05
Brent less Louisiana Light Sweet (LLS) crude oil	3.76	2.90
Brent less Mars crude oil	7.43	6.42
Brent less Maya crude oil	11.00	18.44
LLS crude oil	51.37	105.00
LLS less Mars crude oil	3.67	3.52
LLS less Maya crude oil	7.24	15.54
WTI crude oil	48.56	98.72

Natural gas (dollars per million British Thermal Units)	2.77	5.23

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	7.69	1.78
Ultra-low-sulfur diesel less Brent	15.74	15.16
Propylene less Brent	13.10	2.63
CBOB gasoline less LLS	11.45	4.68
Ultra-low-sulfur diesel less LLS	19.50	18.06
Propylene less LLS	16.86	5.53
U.S. Mid-Continent:
CBOB gasoline less WTI	14.70	13.10
Ultra-low-sulfur diesel less WTI	22.53	25.87
North Atlantic:
CBOB gasoline less Brent	8.05	5.39
Ultra-low-sulfur diesel less Brent	22.05	22.61
U.S. West Coast:
CARBOB 87 gasoline less ANS	19.40	10.20
CARB diesel less ANS	19.16	17.44
CARBOB 87 gasoline less WTI	24.53	17.33
CARB diesel less WTI	24.29	24.57
New York Harbor corn crush (dollars per gallon)	0.13	1.20

See Notes to Earnings Release on Table Page 6.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Ethanol:
Operating income	$12	$243
Production (thousand gallons per day)	3,776	3,095
Gross margin per gallon of production	$0.43	$1.38
Operating costs per gallon of production:
Operating expenses	0.35	0.46
Depreciation and amortization expense	0.04	0.05
Total operating costs per gallon of production	0.39	0.51
Operating income per gallon of production	$0.04	$0.87

	March 31,	December 31,
	2015	2014
Balance Sheet Data:
Current assets	$16,788	$16,614
Cash and temporary cash investments, including $28 and $237, respectively, held by Valero Energy Partners LP, included in current assets	4,870	3,689
Inventories included in current assets	6,666	6,623
Replacement cost (market value) of LIFO inventories in excess of LIFO carrying amounts	1,800	857
Current liabilities	8,634	9,980
Current portion of debt and capital lease obligations included in current liabilities	200	606
Debt and capital lease obligations, less current portion	7,224	5,780
Total debt and capital lease obligations	7,424	6,386
Valero Energy Corporation stockholders’ equity	20,774	20,677

	Three Months Ended
	March 31,
	2015	2014
Valero Energy Partners LP:
Weighted-average limited partner units outstanding:
Common units - public (basic and diluted)	17	17
Common units - Valero (basic and diluted)	12	12
Subordinated units - Valero (basic and diluted)	29	29
Distributions declared:
Limited partner units - public	$5	$4
Limited partner units - Valero	11	8
General partner units - Valero	1	—
Total distribution declared	$17	$12

See Notes to Earnings Release on Table Page 6.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
In May 2014, we abandoned our Aruba Refinery, except for the associated crude oil and refined products terminal assets that we continue to operate. As a result, the refinery’s results of operations have been presented as discontinued operations, and the operating highlights for the refining segment and the U.S. Gulf Coast region exclude the Aruba Refinery for the three months ended March 31, 2014.

(b)
We consolidate the financial statements of the entities described below due to our controlling interests. The earnings (losses) incurred by these entities that are attributable to the owners of the noncontrolling interests are subtracted from (added back to) net income to arrive at net income attributable to Valero stockholders.

•
Valero Energy Partners LP (VLP) - We own a 2 percent general partner interest and a 69.6 percent limited partner interest in VLP. VLP’s assets include crude oil, intermediates, and refined petroleum products pipeline and terminal systems in the U.S. Gulf Coast and U.S. Mid-Continent regions that are integral to the operations of our Ardmore, Houston, McKee, Memphis, Port Arthur, St. Charles, and Three Rivers Refineries.

•
Diamond Green Diesel Holdings LLC (DGD) - We own a 50 percent interest in DGD and lent DGD $221 million to finance approximately 60 percent of the construction costs of its plant that processes animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant is located next to our St. Charles Refinery in Norco, Louisiana.

•
PI Dock Facilities LLC (PI Dock) - We own a 50 percent interest in PI Dock and lent PI Dock $76 million to finance construction costs of a crude oil dock and certain shared facilities. The facility began transporting crude oil to our Port Arthur Refinery in April 2015 and is located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

•
Transport Maritime St-Laurent Inc. (TMSL) - We own a 50 percent interest in TMSL. TMSL owns and charters two vessels to us which will be used for the transportation of crude oil from our Montreal East Terminal to our Quebec City Refinery.

(c)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(d)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 6